                                SUBSIDIARIES OF
                                   JOULE INC.



Subsidiary                                             State of Incorporation
----------                                             ----------------------

JOULE Maintenance Corporation                                     New Jersey

JOULE Technical Staffing, Inc.                                    New Jersey

JOULE Technical Services, Inc.                                    New Jersey

20 Orchard St., Inc.                                              New Jersey

JOULE Transportation, Inc.                                        New Jersey